                                                                     Exhibit 99

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 24, 2000)

                   [LOGO] INTERNET INFRASTRUCTURE HOLDRS(SM)

                       1,000,000,000 Depositary Receipts
                   Internet Infrastructure HOLDRS(SM) Trust

   This prospectus supplement amends and supplements information contained in the prospectus dated February 24, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by Internet Infrastructure HOLDRS(SM) Trust.

   The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                            Primary
                                                     Share  Trading
                 Name of Company             Ticker Amounts Market
      -------------------------------------  ------ ------- -------
      VeriSign, Inc. (/1/)                   VRSN    6.15*  NASDAQ
      Exodus Communications, Inc.            EXDS      12*  NASDAQ
      InfoSpace, Inc. (/2/)                  INSP       8*  NASDAQ
      Akamai Technologies, Inc.              AKAM       3   NASDAQ
      BEA Systems, Inc.                      BEAS      10*  NASDAQ
      Broadvision, Inc.                      BVSN       9*  NASDAQ
      Inktomi Corporation                    INKT       4   NASDAQ
      RealNetworks, Inc.                     RNWK       6   NASDAQ
      Vignette Corporation                   VIGN       6*  NASDAQ
      Portal Software, Inc.                  PRSF       6   NASDAQ
      InterNAP Network Services Corporation  INAP       5   NASDAQ
      Vitria Technology, Inc.                VITR       4*  NASDAQ
      Kana Communications, Inc.              KANA       2   NASDAQ
      Digital Island, Inc.                   ISLD       2   NASDAQ
      Alteon Websystems, Inc.                ATON       2   NASDAQ
      Software.com, Inc.                     SWCM       2   NASDAQ
      E.piphany, Inc.                        EPNY       1   NASDAQ
      Navisite, Inc.                         NAVI       2*  NASDAQ
      USinternetworking, Inc.                USIX       3*  NASDAQ

-------
* Reflects previous stock split or business combination transaction.

(1) On June 9, 2000, VeriSign, Inc. completed its acquisition of Network Solutions, Inc., exchanging 1.075 shares of VeriSign common stock for each share of Network Solutions common stock. As a result, the two shares of Network Solutions previously represented in each round-lot of 100 Internet Infrastructure HOLDRS have been exchanged for 2.15 shares of VeriSign. The share amount of VeriSign represented by a round-lot of 100 Internet Infrastructure HOLDRS is now 6.15.
(2)  Infospace.com, Inc. changed its name to Infospace, Inc.

   The share amounts listed in the table above reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.

            The date of this prospectus supplement is June 30, 2000.